UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 27, 2004

MOTHERS WORK, INC.

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	Commission File number	(I.R.S. Employer Identification Number)

456 North 5th Street Philadelphia, PA 19123
(Address of Principal Executive Offices)

(215) 873-2200
(Registrant’s telephone number, including area code)

Item 12.  Results of Operations and Financial Condition.

On January 27, 2004, Mothers Work, Inc. (“Mothers Work” or the “Company”) issued a press release and held a broadly accessible conference call to discuss its financial results for its first fiscal quarter ended December 31, 2003.  A copy of the press release is attached hereto as Annex 1 and is incorporated by reference into this Item 12.  Annex 2 attached hereto and incorporated by reference into this Item 12 sets forth certain financial information discussed on the conference call that was not included in the press release.  The disclosure in this Current Report, including in any Annexes hereto, of any financial information shall not constitute an admission that such information is material.

The press release and the comments by Mothers Work during the conference call contained non-GAAP financial measures within the meaning of the Securities and Exchange Commission’s Regulation G.  For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”) in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.  Mothers Work believes that the non-GAAP financial measure EBITDA (earnings before interest, taxes, depreciation and amortization) and the measure selling, general and administrative (SG&A) expenses excluding depreciation and amortization, together with the percentage of net sales represented by these measures, provide useful information about the Company’s results of operations to both investors and management because they constitute informative gauges of operating profitability.  These measures provide information that the Company believes investors and securities research analysts in retailing and other businesses view as important and commonly use to evaluate the Company’s financial performance and prospects for the future, and to make investment decisions.  These measures are also significant to institutional lenders, and they are considered important internal benchmarks of performance by the Company.  These measures should be considered in addition to, and not as a substitute for, or superior to, GAAP measures.

With respect to each non-GAAP financial measure discussed in the press release, the Company has provided, as an attachment to such press release, a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: January 30, 2004	MOTHERS WORK, INC.

	By:	/s/ Edward M. Krell
Edward M. Krell
Executive Vice President - Chief Financial Officer

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Annex 1

MOTHERS WORK, INC.
CONTACT:	Edward M. Krell
Executive Vice President- Chief Financial Officer (215) 873-2220

For Immediate Release

MOTHERS WORK REPORTS FIRST QUARTER EARNINGS

Philadelphia, PA, January 27, 2004 — Mothers Work, Inc. (Nasdaq: MWRK), the world’s leading maternity apparel retailer, today announced operating results for the first quarter of fiscal 2004 ended December 31, 2003.

Net income for the first quarter of fiscal 2004 was $2.1 million, or $0.37 per common share (diluted), compared to net income for the first quarter of fiscal 2003 of $3.6 million, or $0.63 per common share (diluted).  The Company’s diluted earnings per share for the first quarter of $0.37 was within the most recent guidance range of $0.35 to $0.40 per share provided in its January 8, 2004 press release, and within the earlier guidance range of $0.35 to $0.45 per share provided in its November 19, 2003 press release. Given the Company’s first quarter results and its plans for the rest of the year, the Company is maintaining its targeted diluted earnings per share range for fiscal 2004 of between $2.40 and $2.60 per share.

Net sales for the first quarter of fiscal 2004 increased 4.2% to $131.7 million from $126.3 million in the same quarter of the preceding year.  Comparable store sales decreased 5.0% during the first quarter of fiscal 2004 (based on 845 locations) versus a comparable store sales increase of 5.1% during the first quarter of fiscal 2003 (based on 746 locations).  For the quarter ended December 31, 2003, the Company opened 27 new locations and closed 6 locations, including 3 iMaternity stores closed in connection with the consolidation of the acquired store chain, ending the quarter with 1,027 locations compared to 935 locations at December 31, 2002.  Earnings before interest, taxes, depreciation and amortization (EBITDA) was $9.6 million for the first quarter of fiscal 2004 compared to $12.0 million of EBITDA for the first quarter of fiscal 2003.

Rebecca Matthias, President and Chief Operating Officer of Mothers Work, Inc., noted, “Although we were able to deliver earnings for the quarter within our previous guidance range, we are not satisfied with our performance for the first quarter.  We believe our sales and earnings for the quarter were adversely

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affected by certain weaknesses in the fashion portion of our product line, a continued difficult retail environment and, perhaps, the effect of increased competition in the maternity apparel market both from new and existing competitors.  Despite these factors, we were still able to modestly increase our gross margin for the first quarter to 53.2% of net sales this year, an increase of 43 basis points over last year’s first quarter gross margin of 52.7%. This improvement in gross margin primarily reflects our continued success at reducing product costs through our global sourcing initiatives, largely offset by additional markdowns taken in the first quarter to manage inventory levels in the face of weaker than expected sales.  Even with our continued focus on controlling expenses in a difficult retail environment, our improved gross margin was more than offset by increased operating expenses as a percentage of net sales compared to last year’s first quarter, driven primarily by the negative expense leverage resulting from our 5.0% comparable store sales decline for the current year quarter.

“Although we are not satisfied with our first quarter results, we remain confident in our business and are taking aggressive actions to remedy identified weaknesses in the fashion portion of our product line, to strive for continued gross margin improvements, to control expenses tightly, and to carefully monitor inventory levels.

“We are continuing to target net sales for fiscal 2004 of approximately $530 to $535 million, based on an assumed comparable store sales decrease of approximately 2% to 3% for the year and our plan to open approximately 80 to 100 new retail locations for the year, net of closings.  We believe we can continue to increase our gross margin by continuing to reduce our product costs through our global sourcing initiatives and are targeting to increase our gross margin by approximately 90 basis points for fiscal 2004, to approximately 55.2% of net sales in fiscal 2004 from 54.3% in fiscal 2003.  We expect our operating expenses to increase as a percentage of net sales for fiscal 2004 versus fiscal 2003, primarily as a result of our assumed comparable store sales decrease and the estimated impact of new store openings.  Based on these assumptions, we are targeting EBITDA for fiscal 2004 of between $47.5 and $49.5 million and diluted earnings per common share of between $2.40 and $2.60 per share.  This targeted full year fiscal 2004 earnings per share range is the same as that provided in our November 19, 2003 press release.  Of course, our ability to achieve these targeted results will depend, among other factors, on the overall retail, economic, political and competitive environment.

“Our target for full year fiscal 2004 diluted earnings per share does not reflect the potential accretive impact on earnings per share of potential future stock repurchases by the Company pursuant to the share repurchase program approved by our Board of Directors in March 2003.  Pursuant to this program, the

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Company has repurchased approximately 109,000 shares of its common stock to date, including approximately 17,000 shares repurchased during the first quarter of fiscal 2004 and approximately 26,000 shares repurchased after the end of the first quarter of fiscal 2004.

“We are continuing to plan our fiscal 2004 capital expenditures to be between $15 million and $18 million, primarily for new store openings, expanding and relocating selected stores, store remodelings, continued investment in our management information systems and continued distribution center automation.  We expect our inventory at fiscal 2004 year end to grow at a slower rate than sales.  Based on these targets and plans, we expect to generate positive free cash flow during fiscal 2004.

“Looking forward, we recognize the challenge presented to us by the increased competitive pressures in the maternity apparel market.  As part of our strategy to maintain and enhance our leadership position in the U.S. maternity apparel business and to continue to differentiate ourselves from the competition, we are testing several new multi-brand store concepts that are larger and have higher sales volume than our average store, and provide the opportunity to better leverage store operating expenses.  As an example, in November 2003 we opened a 3,000 square foot store on Madison Avenue at 45th Street in New York City, under our Mimi Maternity® brand, which carries a wide selection of both Mimi and Motherhood® product.  We are pleased with the initial results of both brands in this store.  In March, we will be opening an approximately 4,000 square foot test maternity “superstore” that will include all three of our brands plus a greatly expanded line of nursing accessories, fertility-related products and maternity-related exercise gear, books, and body and nutritional products.  This test store will also have a dedicated area where we can hold classes related to fertility, nutrition, birthing, nursing and exercise.

“We are also excited by the potential of our various initiatives to build on our valuable customer relationship by expanding our marketing partnership programs.  Such initiatives include the launch of the futuretrust™ college savings program in our stores in November 2003, the planned launch of an in-store sample package program in April 2004, the pursuit of licensing opportunities for our brands with retailers and manufacturers of baby products, as well as the increased leveraging of our opt-in customer database.”

As announced previously, the Company will hold a conference call today at 9:00 a.m. Eastern Time, regarding the Company’s first quarter fiscal 2004 earnings, financial guidance and certain business initiatives.  You can participate in this conference call by calling (630) 395-0027.  Please call ten minutes prior to 9:00 a.m. Eastern Time.  The passcode for the conference call is “Mothers Work.”  In the event that

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you are unable to participate in the call, a replay will be available through Friday, January 30, 2004 by calling (402) 280-9963.

Mothers Work is the world’s largest designer and retailer of maternity apparel, using its custom TrendTrack™ merchandise analysis and planning system as well as its quick response replenishment process to “give the customer what she wants, when she wants it.”  As of December 31, 2003, Mothers Work operated 1,027 retail locations, including 870 stores and 157 leased departments, predominantly under the tradenames Motherhood Maternity®, A Pea in the Pod®, and Mimi Maternity® and sells on the web through its maternitymall.com and brand-specific websites.

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 The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made from time to time by management of the Company, including expected results of operations, involve risks and uncertainties, and are subject to change based on various important factors.  The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: changes in consumer spending patterns, raw material price increases, consumer preferences and overall economic conditions, the impact of competition and pricing, availability of suitable store locations, continued availability of capital and financing, ability to hire and develop senior management and sales associates, ability to develop and source merchandise, ability to receive production from foreign sources on a timely basis, potential stock repurchases, war or acts of terrorism, and other factors set forth in the Company’s periodic filings filed with the Securities and Exchange Commission, or in materials incorporated therein by reference.

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MOTHERS WORK, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	First Quarter Ended
	12/31/03	12/31/02

Net sales	$131,695	$126,340
Cost of goods sold	61,665	59,697

Gross profit	70,030	66,643
SG&A expenses, excluding depreciation & amortization	60,428	54,685

EBITDA	9,602	11,958

Depreciation & amortization	2,487	2,436

Operating income	7,115	9,522
Interest expense, net	3,691	3,742

Income before income taxes	3,424	5,780
Income tax provision	1,370	2,168

Net income	2,054	3,612

Preferred dividends	—	—

Net income available to common stockholders	$2,054	$3,612

Income per share – basic	$0.39	$0.69
Average shares outstanding – basic	5,234	5,214

Income per share – diluted	$0.37	$0.63
Average shares outstanding – diluted	5,559	5,721

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MOTHERS WORK, INC. AND SUBSIDIARIES

Selected Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	December 31, 2003	September 30, 2003	December 31, 2002

Cash and cash equivalents	$26,527	$20,731	$28,362
Inventories	80,778	84,505	72,529
Property, plant and equipment, net	56,989	57,811	49,669
Line of credit borrowings	—	—	—
Long-term debt	127,766	127,768	127,908
Stockholders’ equity	63,160	61,391	51,955

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MOTHERS WORK, INC. AND SUBSIDIARIES

Supplemental Financial Information

Reconciliation of Operating Income to EBITDA

and Operating Income Margin to EBITDA Margin

(in thousands, except percentages)

(unaudited)

	First Quarter Ended
	12/31/03	12/31/02

Operating income	$7,115	$9,522

Add: depreciation & amortization expense	2,487	2,436

EBITDA	$9,602	$11,958

Net sales	$131,695	$126,340

Operating income margin (operating income as a percentage of net sales)	5.4%	7.6%

Depreciation & amortization expense as a percentage of net sales	1.9	1.9

EBITDA margin (EBITDA as a percentage of net sales)	7.3%	9.5%

Reconciliation of Projected Operating Income to Projected EBITDA

(in millions, unaudited)

For the Fiscal Year Ending 9/30/04

Projected operating income	$ 37.2 to 39.2

Add: projected depreciation & amortization expense	10.3

Projected EBITDA	$ 47.5 to 49.5

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Reconciliation of SG&A Expenses to SG&A, Excluding Depreciation and Amortization Expense

and SG&A Expense Margin to SG&A Expense Margin, Excluding Depreciation and Amortization

(in thousands, except percentages)

(unaudited)

	First Quarter Ended
	12/31/03	12/31/02

SG&A expenses	$62,915	$57,121

Less: depreciation & amortization expense	2,487	2,436

SG&A expenses, excluding depreciation & amortization	$60,428	$54,685

Net sales	$131,695	$126,340

SG&A expense margin (SG&A expense as a percentage of net sales)	47.8%	45.2%

Depreciation & amortization expense as a percentage of net sales	1.9	1.9

SG&A expense margin, excluding depreciation & amortization (SG&A, excluding depreciation & amortization, as a percentage of net sales)	45.9%	43.3%

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Annex 2

Mothers Work, Inc.

First Quarter (FY 2004)

Earnings Release Conference Call

January 27, 2004

9:00 a.m. Eastern Time

Excerpts of Certain Financial Information Discussed During the Question and Answer Period of the

Conference Call Not Included in the Prepared Remarks

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Question:

Just a question on your share repurchase program.  I’m wondering, with the float being as thin as it is, why you’re out there repurchasing shares instead of, perhaps, paying down some debt, and what are the options that you have to pay down debt that you have, which is significant, and any thoughts on paying down debt versus repurchase?

E. Krell:

….In terms of the repurchases, we have repurchased a modest amount.  We purchased about a million and a half dollars worth last fiscal year, and so far this fiscal year we’ve done $1.0 million.*  We recognize that there is low float; the reason that we’ve done some stock repurchase is that we think the stock is significantly undervalued.

*    Please note that approximately $0.6 million of the $1.0 million worth of shares were repurchased after the end of the Company’s first fiscal quarter.

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Question:	…I was hoping you could quantify the impact of the additional markdowns that were taken in the quarter on your gross margin so we can put that in perspective.

E. Krell:

….overall, just to put some rough numbers on it that we would have liked to have seen our gross margin, probably, about half a point to three-quarters of a point higher and we think that we could have had that except for the fact that we had some sales weakness where we had to do additional markdowns to drive slow sellers.  And as Rebecca pointed out, some of our feature table tops we particularly had to mark down, which has been very unusual for us to have to mark those down early in the season.  So overall half to three-quarters of a percentage point of sales impact we see there.

End of Filing

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